UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2009

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Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

416 Hungerford Drive, Suite 330, Rockville, Maryland 20850
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

(d)           On January 30, 2009, the Board of Directors (the “Board”) of Cytomedix, Inc. (the “Company”) appointed Eric Winzer to the Board.  Effective as of the same date, Mr. Winzer was also appointed to serve on the Audit Committee of the Board in the capacity of the Chairman of such committee and designated as the Audit Committee financial expert as the term is defined under the federal securities laws.  Following his appointment and reconstitution of the Audit Committee, such Committee’s membership consists of Eric Winzer (Chair), David Crews and Stephen Keith, all of whom are “independent” as such term is defined under the federal securities laws and the NYSE Alternext US Company Guide.

C. Eric Winzer, age 51, has served as Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. since July of 2007. Prior to joining Avalon, Mr. Winzer was with Life Technologies Corp (Nasdaq: LIFE), formerly Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Invitrogen’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held various positions of increasing responsibilities at Life Technologies, Inc. where he was the Chief Financial Officer, Secretary and Treasurer, Corporate Controller, Accounting Manager and Budget Manager. From 1980 until 1986 he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University.

There is no arrangement or understanding between Mr. Winzer and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Mr. Winzer and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Upon Mr. Winzer’s appointment as Director and Chairman of the Audit Committee, the Board granted Mr. Winzer 40,000 options, under the Company’s Long-Term Incentive Plan, to purchase common stock, at an exercise price equal to $0.30 per share, the closing stock price on January 30, 2009, to expire on January 30, 2019 and to vest monthly commencing in January in 1/12 installments throughout 2009.

 Following the foregoing changes, the Board currently consists of 7 members: Stephen Keith, James Benson, Mark McLoughlin, David Crews, David Jorden, Martin Rosendale and Eric Winzer.

Item 8.01	Other Events

On February 5, 2009, the Company issued a press release relating to the foregoing, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits

99.1    Press release dated February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew Maslan
Andrew Maslan Chief Financial Officer

Date:  February 5, 2009